EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 26, 2010 on the consolidated financial statements of The Inventure Group, Inc. (the “Company”) for the year ended December 26, 2009 appearing in this Annual report on Form 10-K , into the Company’s Registration Statements on Form S-8 (Registration Statement Nos. 333-26117, 333-48692, 333-87028, 333-127144, 333-127145, 333-137778, 333-151618, 333-159833).

/s/ MOSS ADAMS LLP

Scottsdale, Arizona
March 26, 2010